As filed with the Securities and Exchange Commission on August 6, 1998
                                       Registration Statement No.  333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1993


                                INTELLICALL, INC.
               (Exact name of issuer as specified in its charter)


            Delaware                                    75-1993841
 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023
     (Address, including zip code, of issuer's principal executive offices)
                           --------------------------

                             1991 INTELLICALL, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)
                            ------------------------

                                JOHN M. CARRADINE
                                 Vice-President,
                             Chief Financial Officer
                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023
                    (Name and addresses of agent for service)


                                 (972) 416-0022
          (Telephone number, including area code, of agent for service)
                             -----------------------


                        CALCULATION OF REGISTRATION FEE
===============================================================================================================================

                                                              Proposed Maximum        Proposed Maximum
     Title of Each Class of            Amount to be            Offering Price             Aggregate             Amount of
  Securities to be Registered         Registered (1)              Per Share            Offering Price       Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                  2,945,000             Not applicable            $1,718,555              $507.00
$.01 per share .................
===============================================================================================================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee based upon the average of the high and low sales prices per share for the Common Stock ($3.6565) reported on the New York Stock Exchange on August 4, 1998. The registration fee is based on registering an additional 470,000 shares of Common Stock pursuant to this registration statement.

Pursuant to Rule 429, the prospectuses included or deemed to be included in this Registration Statement also relate to the Registration Statement on Form S-8 (Commission Nos. 33-22235, 33-31387, 33-66230, 33-86592 and 333-60235)
previously filed by the registrant to effect the registration of an aggregate of 2,475,000 shares of its Common Stock, and such prospectuses are intended for use in connection with the shares registered pursuant to such Registration Statements.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Registration Statement includes or is deemed to include two forms of prospectus: one to be sent or given to certain participants (the "Employee Prospectus") in the 1991 Intellicall, Inc. Stock Option Plan , as amended (the "Plan"), pursuant to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and one to be used in connection with reoffers and resales (the "Resale Prospectus") of shares of Common Stock, par value $.01 per share ("Common Stock"), by participants in the Plan as contemplated by Instruction C to Form S-8 under the Securities Act. The form of Employee Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The form of Resale Prospectus will be filed by amendment to this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which the Company has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 ; and

         (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated July 15, 1987.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Certain legal matters in connection with the Common Stock offered pursuant to the Plan are being passed upon for the Company by Kane, Russell, Coleman & Logan, P.C., 3700 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201.

Item 6. Indemnification of Directors and Officers.

Delaware General Corporation Law

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Certificate of Incorporation

         Article Tenth of the Company's Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 to this Registration Statement, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit.

         Article Tenth of the Company's Certificate of Incorporation further provides that the Company shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Bylaws

         Article I of the Company's  Bylaws, a copy of which is filed as Exhibit
4.4 to this Registration Statement, provides that the Company shall indemnify to the same extent as provided in its Certificate of Incorporation any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Indemnification Agreements

         The Company has entered into Indemnification Agreements (the "Indemnification Agreements") pursuant to which it has agreed to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any party thereto is, was or has agreed to become a director, officer, employee or agent of the Company or is or was serving or has agreed to serve in any capacity, at the request of the Company, in any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, to the fullest extent permitted by applicable law and in accordance with the terms and conditions set forth therein. The Indemnification Agreements also provide for the advancement of certain expenses to the directors and officers party thereto and authorize such directors and officers to commence litigation in a court of competent jurisdiction to seek an initial determination as to whether indemnification is proper or to challenge any action of the Board of Directors of the Company denying them indemnification. The Indemnification Agreements also provide that, in the event that the indemnification provided for thereunder is for any reason unavailable, the Company shall contribute to the amount incurred by the directors and officers party thereto in such proportion as is fair and reasonable in light of all the circumstances.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit
Number                             Document Description

4.1 Certificate of Incorporation of Intellicall, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration
         Statement on Form S-1 (Commission File No. 33-15723).

4.2 Amendment to Certificate of Incorporation of Intellicall, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

4.3 Amendment to Certificate of Incorporation of Intellicall, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

4.4 Bylaws of Intellicall, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

4.5 Form of Certificate evidencing Common Stock (incorporated by reference to Exhibit 4.1 to the Company' s Registration Statement on Form S-1 (Commission File No. 33-15723).

4.6      1991 Intellicall, Inc. Stock Option Plan, as amended, filed herewith.

5.1 Opinion of Kane, Russell, Coleman & Logan, P.C., filed herewith.

24.1 Consent of Pricewaterhouse Coopers LLP, independent accountants, filed herewith.

24.2     Consent of Kane, Russell, Coleman & Logan, P.C.
         (included in Exhibit 5.1).

25.1  Powers of  Attorney  (included  on the  signature  page  hereof).
Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 1998.

                                             INTELLICALL, INC.


                                             By: /s/John J. McDonald, Jr.
                                               --------------------------------
                                                John J. McDonald, Jr., President
                                                and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Intellicall, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints John J. McDonald, Jr. and John M. Carradine and each of them, his true and lawful attorneys-in-fact and agents, will have full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign such Registration Statement and any or all amendments thereto and all other documents in connection therewith to be filed with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 1998.


          Signature                                        Signature

       /s/ John J. McDonald, Jr.                   /s/ Lewis E. Brazelton III
  ------------------------------------        ----------------------------------
        John J. McDonald, Jr.,                  Lewis E. Brazelton III, Director
       President and Director
        /s/ John M. Carradine                        /s/ Richard B. Curran
 --------------------------------------       ----------------------------------
 John M. Carradine, Principal Financial          Richard B. Curran, Director
               Officer
                                                     /s/ Arthur Chavoya
 --------------------------------------       ----------------------------------
    B. Michael Adler, Director                      Arthur Chavoya, Director
        /s/ Thomas J. Berthel                        /s/ William O. Hunt
 --------------------------------------       ----------------------------------
    Thomas J. Berthel, Director                        William O. Hunt

                                  EXHIBIT INDEX




        4.1           Certificate of Incorporation of Intellicall, Inc.
                      (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-15723).

        4.2 Amendment to Certificate of Incorporation of Intellicall, Inc. (incorporated by reference to Exhibit
                      3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

        4.3 Amendment to Certificate of Incorporation of Intellicall, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

        4.4 Bylaws of Intellicall, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on
                      Form 10-K for the fiscal year ended December 31,
                      1991).

        4.5           Form of Certificate evidencing Common Stock
                      (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-15723).

        4.6 1991 Intellicall, Inc. Stock Option Plan, as amended, filed herewith.

        5.1 Opinion of Kane, Russell, Coleman & Logan, P.C., filed herewith.

       24.1           Consent  of  Pricewaterhouse   Coopers  LLP,   independent
                      accountants, filed herewith.

       24.2           Consent of Kane, Russell, Coleman & Logan, P.C.
                      (included in Exhibit 5).

       25.1 Powers of Attorney (included on the signature page hereof).